Exhibit 99.1

Equity LifeStyle Properties

Our Story • One of the nation’s largest real estate networks with 392 properties containing 146,732 sites in 32 states and British Columbia • Unique business model Own the land Low maintenance costs/customer turnover costs Lease developed sites • High-quality real estate locations More than 80 properties with lake, river or ocean frontage     More than 100 properties within 10 miles of coastal United States Property locations are strongly correlated with population migration Property locations in retirement and vacation destinations • Stable, predictable financial performance and fundamentals Balance sheet flexibility • In business for more than 40 years 1

Property Locations 4 3 2 WA ME ND MN 4 MT 3 OR VT WI NY WY 4 MI NH ID 4 CA SD 2 2 3 MA NV 3 RI 7 NE IA 5 PA 6 6 6 IN OH UT CO IL 6 NJ 9 2 2 16 WV DE 4 7 KS AZ MO KY VA 11 NM NC 4 TN 6 26 OK AR 6 SC MS TX AL GA LA FL 8 6 18 11 37 16 4 14 9 10 2

Steady, Predictable Revenue Streams Property Operating Revenue Buckets(1) Property/Site    composition Transient 5.8% • home 204 manufactured/resort communities Seasonal 4.1%     72,700 sites Annual Right to Use • 188 RV resorts 6.7%     74,000 sites     Annuals 27,300 Annual RV     Seasonal 11,600 15.4%     Transient 11,000     Membership sites 24,100 Annual MH 68.0%    Note: (1) Property operating revenue buckets reflect estimated 2017 property operating revenues, derivable from                our guidance included in Exhibit 99.1 to the Form 8-K filed with the SEC on April 18, 2017 (“ELS Reports                First Quarter Results”). All Annual Revenue = 90.1% 3

Our Lifestyle Options • Customers own the units they place on our sites     Manufactured homes Resort cottages (park models) Recreational vehicles • We offer a lifestyle and a variety of product options to meet our customers’ needs • We seek to create long-term relationships with our customers RV Site Manufactured Home RV Resort Cottage 4

Favorable Customer Demographics • The population of people age 55 and older is expected to grow 24% from 2017 to 2032 • Roughly 10,000 Baby Boomers will turn 65 every day through 2030 U.S. Population Over Age 55 (in millions) 120 100 80 New Residents 60 MH Average age: 59 years RV Average age: 55 years 40 20 0 2017 2022 2027 2032 Note: Sources: US Census 2014, Acxiom 2014, Pew Research Center 2010. 5

Track Record    Item    IPO Year—1993 2017 Properties41392 Sites12,312146,732 States1632 Net Income Per Share$0.35$2.19 FFO Per Share (1)$0.47$3.55 Normalized FFO Per Share (1)$0.47$3.56 Common Stock Price (2)$6.44$80.91 Enterprise Value (3)$296 million$9.7 billion Dividend Paid Cumulative (4)-$21.46 Cumulative Total Return (5)-3,473% S&P 500 Total Return (5)-771%    Note: (1) See pages 12 and 13 for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was    determined from amounts presented in the 1996 Form 10-K. The 2017 amounts are the midpoint of an estimate range.    See our guidance included in Exhibit 99.1 to the Form 8-K filed with the SEC on April 18, 2017. (2) The 1993 stock price is adjusted for stock splits; the 2017 price is the closing price as of April 28, 2017. (3) The 2017 enterprise value is as of April 30, 2017. See page 9. (4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through April 30, 2017 and adjusted for stock splits. (5) Source: SNL Financial from IPO through April 30, 2017 (calculation assumes common dividend reinvestment).    10-Year Total Return Performance 350 Equity Lifestyle Proper1es, Inc. - -- 10 Years Total Return (%) 300 250 200 150 100 50 0 - --50 - --100 4/30/07     4/30/08     4/30/09     4/30/10     4/30/11     4/30/12     4/30/13     4/30/14     4/30/15     4/30/16     ELS (+278%) S&P 500 (+100%) SNL US REIT Equity (+70%) Total Return Performance Since IPO 4,000 Equity Lifestyle Proper1es, Inc. Total Return (%) Since IPO 3,500 3,000 2,500 2,000 1,500 1,000 500 0 - --500 range. 2/25/93 2/25/95 2/25/97 2/25/99 2/25/01 2/25/03 2/25/05 2/25/07 2/25/09 2/25/11 2/25/13 2/25/15 2/25/17 ELS (+3,473%) S&P 500 (+771%) SNL US REIT Equity (+1,081%) Notes: Source: SNL Financial . (1) Total return calculation assumes dividend reinvestment. (2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ,    OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe. (3) Stock price date from IPO as of April 30, 2017.    6

Consistent Same Store NOI Growth and Outperformance ELS positive has same maintained store quarters NOI growth since in all at least Q3 1998.    3Q 98 1Q 99 3Q 99 1Q 00 3Q 00 1Q 01 3Q 01 1Q 02 3Q 02 1Q 03 3Q 03 1Q 04 3Q 04 1Q 05 3Q 05 1Q 06 3Q 06 1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17    Note: (1) Source for Same Store NOI data: Citi Investment Research, May 2017. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes,                including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty. 7

Dividend • 2017—$1.95/share(1)     15% increase 7% FFO growth • Historical growth (2)     5 year CAGR     ELS 18% (3)     REIT Average 7% • Tax treatment of dividend(4) ELS 89% Ordinary Income     11% Return of Capital    Dividend per Share     $2.50     $0.88 $1.95 $2.00     g $1.50     $1.00     $0.50     $0.00     2012 2013 2014 2015 2016 2017     Note: (1) On November 8, 2016, our Board approved setting the annual dividend rate for 2017 at $1.95 per common share. (2) Compound average growth rate through 2016. (3) Source: SNL Financial; Includes all publicly traded U.S. Equity REITs in SNL’s coverage universe that declared regular dividends during the period January 1, 2011 through December 31, 2016. (4) Tax treatment of dividend in 2016. 8

Capital Structure As of April 30, 2017 (in millions) • Total enterprise value is $9.7 billion • Debt to enterprise value is 21.3% • $400 million available line of credit OPU’s $480.5, 4.9% Term Loan $200.0, 2.1% Preferred $136.1, 1.4% Common(1) Mortgage Debt $72.3% 7,026.4 $19.3% 1,874.0 Note: (1) Stock price as of April 28, 2017.    Loan Maturity as of March 31, 2017 $350,000 $300,000 thousands) $250,000 (in    Debt $200,000 $150,000 $100,000 Outstanding $50,000 $0                ‘21    ‘22    ‘23    ‘25    ‘28     ‘31    ‘34    ‘36                ‘38    ‘39     ‘40    ‘41 ‘17    ‘18    ‘19    ‘20 Year Fully Amortizing Secured Secured Unsecured 9

Performance Update • 199 Manufactured Home Communities(1) • 187 RV Resorts(1) (2) of 04/30/2017 Core occupancy of 94% as Core resort base rental income     Core occupancy has grown 30 consecutive    growth for the month ended    quarters through 03/31/2017    04/30/2017 is 8.2%(3) Core community base rental income growth Core rental income growth rate    for the month ended 04/30/2017 is 4.7%(3) from annuals for the month                ended 04/30/2017 is 5.2%(3) Note: (1) Excludes joint venture properties. (2) Core Portfolio is defined as properties acquired prior to December 31, 2015. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (3) Compared to the month ended April 30, 2016. 10

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2016 Annual Report on Form 10-K and our Quarterly Report on From 10-Q for the quarter ended March 31, 2017. See Form 8-K filed April 18, 2017 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2017 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

	2012	2013	2014	2015	2016	2017 (1)
Net income available for common stockholders	**$54.8**	**$106.9**	**$118.7**	**$130.1**	**$164.0**	**$190.7**
Income allocated to common OP units	5.1	9.7	10.5	11.1	13.9	13.0
Right-to-use contract revenue and commissions deferred, net	3.5	3.3	2.9	2.7	2.9	3.4
Depreciation on real estate assets and other	100.0	102.7	101.2	104.0	108.0	111.2
Depreciation on rental homes	6.1	6.5	10.9	10.7	10.7	10.6
Depreciation on discontinued operations	-	1.5	-	-	-	-
Amortization of in-place leases	45.1	1.9	4.0	2.4	3.4	2.0
Gain on real estate	(4.6)	(41.5)	(1.5)	-	-	-
FFO available for common stock and OP unit holders	**210.0**	**191.0**	**246.7**	**261.0**	**302.9**	**330.9**
Change in fair value of contingent consideration asset	(0.5)	1.4	(0.1)	-	-	-
Transaction costs	0.2	2.0	1.6	1.1	1.2	0.1
Loss from early extinguishment of debt	0.5	37.9	5.1	16.9	-	-
Litigation settlement, net	-	-	-	-	2.4	-
Normalized FFO available for common stock and OP unit holders	**$210.2**	**$232.3**	**$253.3**	**$279.0**	**$306.5**	**$331.0**

Note:

(1) The 2017 amounts are the midpoint of an estimate range. See our guidance included in Exhibit 99.1 to the Form 8-K filed with the SEC on April 18, 2017.

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Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review Funds from Operations ("FFO"), and Normalized Funds from Operations ("Normalized FFO"), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.

We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.

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Equity LifeStyle Properties Two North Riverside Plaza, Chicago, Illinois 60606 800.247.5279 | EquityLifeStyleProperties.com 6/17